EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-230448 and File No. 333-231862 File No. 333-204335 and File No. 333-218583 and File No. 333-223298) and Form S-8 (File No. 333-208807) of BioSig Technologies, Inc. of our report dated March 13, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ Liggett & Webb, P.A.

New York, New York

March 13, 2020